Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-194106 on Form S-11 of ETRE REIT, LLC of our report dated March 28, 2014 relating to the balance sheet of ETRE REIT, LLC, Series A-1 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, NY

May 1, 2014